UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office) (Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On December 16, 2011, Texas NICUSA, LLC (“Texas NICUSA”), a wholly owned, indirect subsidiary of NIC Inc. (the “Company”), entered into an agreement with the State of Texas following agency approval to implement RSA 2.0, an integrated suite of services for the Texas Department of Public Safety (“DPS”). RSA 2.0 is intended to consolidate the current business processes and supporting applications for DPS’s Regulatory Services Division into a single suite of online services at http://www.Texas.gov and http://www.txdps.state.tx.us. The term of the agreement runs through August 31, 2016, and calls for a phased-in delivery beginning with motor vehicle inspection-related services, scheduled to be launched by September 1, 2012. Other services included in RSA 2.0 consist of private security regulation, metals recycling regulation, controlled substance regulation, concealed handgun regulation, ignition interlock program, Capitol access pass, criminal history records, and salvage regulation. Texas NICUSA will provide these services under a self-funded, transaction-based business model.

The Company currently expects to begin generating revenue from the agreement in September 2012, with fiscal 2012 revenues estimated to range from $2.5 million to $3.0 million. Total revenues over the life of the agreement are currently expected to range from $30 million to $35 million. However, the Company currently expects the agreement will be dilutive to the Company’s consolidated earnings in fiscal year 2012, with an estimated pre-tax operating loss from the agreement to range from $1.5 million to $2.0 million. The agreement will require a significant investment by Texas NICUSA to rebuild and consolidate RSA’s current applications. Capital expenditures in 2012 are currently estimated to range from $8.0 million to $8.5 million, primarily for new hardware at certain motor vehicle inspection stations.

The Company will host a conference call, which will also be available by webcast, to discuss its fourth quarter and fiscal 2011 financial results and its fiscal 2012 financial outlook at 4:30 p.m. EST on February 2, 2012.

The information in this Item 8.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this Form 8-K that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding implementation of the new contracts and the Company’s potential financial performance relating to the new contracts. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. A number of important factors could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the Company’s ability to successfully implement the new agreement in a timely manner; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; competition; and general economic conditions and the other important cautionary statements and risk factors described in the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2011 and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC in 2011. The Company does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date:	December 20, 2011